Amendment Agreement to Consulting Agreement

Between

CurrencyWorks Inc. (Formerly ICOx Innovations, Inc.)

And

Michael Blum

Signed on January 21, 2020

Amendment Date: December 1, 2019

Board of Directors’ Offer Letter to be amended with

USD$1 per month instead of USD$6,000 per month

All other terms of the October 9th, 2017 letter remain in effect.

IN WITNESS OF THE ABOVE the parties have executed this Amendment Agreement with effect from the date first written above.

CurrencyWorks Inc. (Formerly ICOx Innovations, Inc.)		Michael Blum

Per:	/s/ Swapan Kakumanu	Per:	/s/ Michael Blum
	Swapan Kakumanu		Michael Blum